UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2010

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

PharmAthene, Inc. (the “Company”) announced today that, in addition to discussing its financial results for the year ended December 31, 2009 on the conference call for investors that is scheduled for 4:30 p.m. Eastern Time on Tuesday, March 23, 2010, it plans to provide an update on the suspension of work under the modification the Company announced on February 23, 2010 to its existing contract with BARDA for the research and development of SparVax™.

The dial-in number for accessing the conference call from within the United States is 800-659-1942. The dial-in number for international callers is 617-614-2710. The participant passcode is 35720559.

A replay of the conference call will be available for 30 days, beginning at approximately 7:30 p.m. Eastern Time on Tuesday, March 23, 2010. The dial-in number from within the United States is 888-286-8010. For international callers, the dial-in number is 617-801-6888. The participant passcode is 63696931.  The webcast of the conference call can be accessed from the Company’s website at http://www.pharmathene.com. A link to the webcast may be found on the Investor Relations section of the website.

 In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Press release, dated March 22, 2010, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: March 22, 2010	By:	/s/ Charles A. Reinhart III
Charles A. Reinhart III Senior Vice President and Chief Financial Officer